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WaveRider Communications Inc.                                       NEWS RELEASE
(OTC Bulletin Board: WAVC)                        *All figures reported in $U.S.

              WaveRider Communications Inc. reports Q1 2004 results

TORONTO, April 29, 2004 - WaveRider Communications Inc. (OTC BB: WAVC), the leader in non-line-of-sight wireless broadband technology and deployments, today reported revenues consistent with preliminary results announced on April 7, 2004. Revenue for the first quarter of 2004 was (U.S.) $2,306,221, compared to first quarter FY2003 revenues of $3,178,000.

The loss for the quarter totaled $1,578,550, or $0.011 per share compared to a loss of $258,493, or $0.002 per share in Q1 2003.

"WaveRider's first quarter revenues were impacted by delays in orders from the company's major distributors who were focused on increasing inventory turnover rates, and by the reduction in the average selling prices of our products. While we continued to secure new customers, we did not experience sufficient increases in unit sales to offset these price reductions," said Bruce Sinclair, president and chief executive officer, WaveRider Communications Inc. "In addition, seasonal slowdowns in broadband deployments and confusion surrounding WiMAX and other broadband products contributed to an increase in the average sales cycle with both new and existing customers."

"WaveRider has continuously delivered industry-leading technologies and significant annual revenue growth," added Sinclair. "We believe that our newly-launched product development strategy, combined with the evolution of our sales process to a channel-based model, will continue to drive our growth."

In 2004, WaveRider has achieved the following corporate milestones:

o Launched a new global product and market strategy that will enable WaveRider to reach new customers in new markets through the evolution of its non-line-of-sight (NLOS) products and the development of WiMAX CertifiedTM products. The company's investment in research and development increased by more than 300% compared to Q1 of 2003.

o Strengthened the Company's financial position through the private placement of $2.125 million of convertible debentures, which will help to support WaveRider's revenue growth and new product development activities.

o Introduced new product pricing structure that resulted in cost savings for service providers while maintaining strong margins for WaveRider and its channel partners.

o Established a broadband wireless program with ANPI/NewStreets which is now actively marketing WaveRider products to its membership of more than 300 independent telephone companies across the United States.

o Increased participation in telecommunications industry events and trade shows and delivery of regional technical workshops have generated new sales opportunities.

WaveRider's Q1 2004 conference call will be held April 29 at 4:30 p.m. (eastern). To join the call, dial 416-405-8532 or listen via the Internet at http://www.vcall.com/CEPage.asp?ID=87992 (requires Windows Media Player).

                                                               -more-


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


                          WaveRider Communications Inc.

                           CONSOLIDATED BALANCE SHEETS
                                (in U.S. dollars)

                                                                              March 31,      December 31,
                                                                                2004             2003
                                                                            (Unaudited)       (Audited)
                                                                            ------------    ------------
ASSETS

Current assets:
    Cash and cash equivalents ...........................................   $    959,269    $  1,843,135
    Restricted cash .....................................................        228,780         232,125
    Accounts receivable, less allowance for doubtful accounts ...........      1,189,652       1,921,975
    Inventories .........................................................      1,288,852         966,433
    Note receivable .....................................................              -          20,698
    Prepaid expenses and other assets ...................................        177,978          92,600
                                                                            ------------    ------------

                  Current assets ........................................      3,844,531       5,076,966

Property, plant and equipment, net ......................................        408,868         407,489
                                                                            ------------    ------------

                                                                            $  4,253,399    $  5,484,455
                                                                            ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued liabilities ............................   $  2,243,030    $  2,329,938
    Deferred revenue ....................................................        400,850         440,190
    Current portion of obligation under capital lease ...................          2,491          10,458
                                                                            ------------    ------------

                  Current liabilities ...................................      2,646,371       2,780,586

Convertible debentures ..................................................        439,218         772,920
Obligation under capital lease ..........................................          3,528           4,155
                                                                            ------------    ------------

                  Total liabilities .....................................      3,089,117       3,557,661
                                                                            ------------    ------------

Commitments and Contingencies (Note 8)

Shareholders' equity:

    Preferred Stock, $0.01 par value per share:

       issued and outstanding Nil shares at March 31, 2004 and Nil shares
       at December 31, 2003 .............................................              -               -
    Common Stock, $0.001 par value per share:
       issued and outstanding - 146,612,502 shares at March 31, 2004
       144,294,087 shares at December 31, 2003 ..........................        146,613         144,294
    Additional paid-in capital ..........................................     78,527,334      77,595,518
    Other equity ........................................................     12,642,599      12,754,517
    Accumulated other comprehensive loss ................................       (311,415)       (305,236)
    Accumulated deficit .................................................    (89,840,849)    (88,262,299)
                                                                            ------------    ------------

                  Total shareholders' equity ............................      1,164,282       1,926,794
                                                                            ------------    ------------

                                                                            $  4,253,399    $  5,484,455
                                                                            ============    ============
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                          WaveRider Communications Inc.

         CONSOLIDATED STATEMENTS OF LOSS, DEFICIT AND COMPREHENSIVE LOSS
                                (in U.S. dollars)

                                                Quarter ended March 31
                                                  2004            2003
                                           ------------------------------
                                              (Unaudited)     (Unaudited)
                                           -------------    -------------
REVENUE

Product revenue ........................   $   1,896,527    $   2,873,546
Service revenue ........................         409,694          304,816
                                           -------------    -------------

                                               2,306,221        3,178,362
                                           -------------    -------------

COST OF REVENUE

Product revenue ........................       1,338,105        1,884,484
Service revenue ........................         144,765          118,803
                                           -------------    -------------

                                               1,482,870        2,003,287
                                           -------------    -------------

GROSS MARGIN ...........................         823,351        1,175,075
                                           -------------    -------------

EXPENSES

Selling, general and administration ....       1,272,630        1,186,569
Research and development ...............         489,044          156,602
Depreciation and amortization ..........          95,230          147,755
Bad debt expense .......................           1,740                -
                                           -------------    -------------

                                               1,858,644        1,490,926
                                           -------------    -------------

LOSS FROM OPERATIONS ...................      (1,035,293)        (315,851)
                                           -------------    -------------

NON-OPERATING EXPENSES (INCOME)

Interest expense .......................         517,058           15,279
Foreign exchange loss (gain) ...........          28,296          (70,823)
Interest income ........................          (2,097)          (1,814)
                                           -------------    -------------

                                                 543,257          (57,358)
                                           -------------    -------------

NET LOSS ...............................   $  (1,578,550)   $    (258,493)
                                           =============    =============

BASIC AND DILUTED LOSS PER SHARE .......   $      (0.011)   $      (0.002)
                                           =============    =============

Weighted Average Number of Common Shares     145,999,289      116,694,303
                                           =============    =============


OPENING DEFICIT ........................   $ (88,262,299)   $ (83,200,992)

NET LOSS FOR THE PERIOD ................      (1,578,550)        (258,493)
                                           -------------    -------------

CLOSING DEFICIT ........................   $ (89,840,849)   $ (83,459,485)
                                           =============    =============


NET LOSS FOR THE PERIOD ................   $  (1,578,550)   $    (258,493)

OTHER COMPREHENSIVE INCOME/(LOSS)

    Cumulative translation adjustment ..          (6,179)         (49,235)
                                           -------------    -------------

COMPREHENSIVE LOSS .....................   $  (1,584,729)   $    (307,728)
                                           =============    =============




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"WiMAX-CertifiedTM" is a registered trademark of the WiMAX Forum.

About WaveRider Communications Inc.

WaveRider Communications Inc. (www.waverider.com) is a leader in broadband wireless deployments and technologies. WaveRider's Last Mile Solution(R) non-line-of-sight 900 MHz networks enable communications providers to establish full-saturation coverage networks and generate a rapid return on their investment. WaveRider is committed to the development of standards-based wireless technologies that support advanced applications and address the needs of both the North American and International markets. WaveRider is traded on the OTC Bulletin Board, under the symbol WAVC.

                                      -30-

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Except for the historical statements made herein, this release contains forward-looking statements that involve risks and uncertainties including the risks associated with the effect of changing economic conditions, trends in the development of the Internet as a commercial medium, market acceptance risks, realizing expected revenue, technological development risks, and seasonality.
Risk factors also include the company's ability to secure additional financing;
the company's ability to commercialize its products; the company's ability to compete successfully in the future against existing or new competitors; the company's ability to protect its intellectual property and the assurance that the rights granted under patents or copyrights that may be issued will provide sufficient protection to its intellectual property rights; the company's success in enhancing existing products and developing new products to keep up with the technological advances in the data communications industry; the continued availability of the license-exempt spectrum which is based on regulation by U.S.
and foreign governments; the company's ability to avoid significant product liability exposure; the company's dependence on a limited number of third party manufacturers; the company's ability to execute its business plan and generate an overall profit and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K as amended. Due to these factors, actual results could differ materially from those expressed in forward-looking statements by the company.

For information, contact:

WaveRider Corporate Communications               WaveRider Investor Relations
Carolyn Anderson  (416) 502-2978                 Marcia Newell (416) 502-3265
canderson@waverider.com                          investors@waverider.com